Exhibit 99.1

Targa Resources Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

On February 17, 2016, Targa Resources Corp. (“TRC”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2015 (the “Merger Agreement”), by and among TRC, Spartan Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of TRC (“Merger Sub”), Targa Resources Partners LP, a Delaware limited partnership (“TRP” or the “Partnership”) and Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (“TRP GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity and as a subsidiary of TRC (the “Merger”). Upon consummation of the Merger, TRC indirectly acquired all of the outstanding common units representing a limited partner interest in the TRP (“Common Units”) that TRC and its subsidiaries did not already own.

Each TRP public Common Unit was converted into the right to receive 0.62 of a share of common stock of TRC, par value $0.001 per share (“TRC shares”). No fractional TRC shares were issued in the Merger, and TRP Common Unitholders instead received cash in lieu of fractional TRC shares. Pursuant to the Merger Agreement and the approvals of the TRC Compensation Committee and the TRP GP Board of Directors, each performance unit award previously granted pursuant to the Targa Resources Partners LP Long-Term Incentive Plan (the “TRP LTIP”) or TRC Long Term Incentive Plan (the “TRC LTIP”) that was outstanding and unvested immediately prior to the effective time of the Merger was converted and restated into a comparable award with respect to TRC shares, calculated by multiplying the number of performance units denominated in such award by the 0.62 exchange ratio (and rounding down to the nearest whole share) and eliminating any performance factor relating to TRP Common Units, but otherwise retaining the same time-based vesting, forfeiture, and termination provisions as included in the original performance unit award. In addition, all amounts previously credited to the holders as distribution equivalent rights under performance unit awards granted pursuant to the TRP LTIP and TRC LTIP remained so credited and payable on the same payment date set forth in the respective award agreements, subject to the same time-based vesting schedule previously included in the performance unit award but without regard to any performance factor relating to TRP Common Units.

The unaudited pro forma condensed combined statement of operations has been developed by applying pro forma adjustments to the historical unaudited consolidated financial statements of TRC. The historical consolidated financial statements of TRC consolidate TRP, because TRC controlled TRP. The unaudited pro forma condensed combined statement of operations of TRC for the three months ended March 31, 2016 has been prepared to give effect to the Merger as if it had occurred on January 1, 2015.

The Merger has been accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 810, Consolidation — Overall—Changes in a Parent’s Ownership Interest in a Subsidiary (ASC 810) . Because TRC controls TRP both before and after the Merger, the changes in TRC’s ownership interest in TRP has been accounted for as an equity transaction and no gain or loss will be recognized in TRC’s consolidated statements of operations resulting from the Merger. Since the TRC historical financial information includes the accounts of TRP, the historical financial information of TRP has not been shown separately.

The unaudited pro forma condensed combined statement of operations includes pro forma adjustments that are factually supportable, directly attributable to the Merger, and have been made only for items that are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical audited consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2015 for TRC, the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016 for TRC to reflect a change in segment reporting effective for 2016 and to reflect the retrospective application upon adoption, effective January 1, 2016, of ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, and the historical unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the three months ended for TRC.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that TRC believes are reasonable under the circumstances. The unaudited pro forma condensed combined statement of operations is presented for informational purposes only and is not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2015 for statement of operations purposes, and is not intended to be a projection of future results. Actual results may vary significantly from the results reflected because of various factors. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined statement of operations.

Targa Resources Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2016

(in millions, except share amounts)

	TRC Historical	Pro Forma Adjustments		TRC Pro Forma
Revenues	$1,442.4	$—		$1,442.4
Costs and expenses:
Product purchases	1,011.0	—		1,011.0
Other operating expenses	395.9	—		395.9

Income from operations	35.5	—		35.5
Other income (expense):
Interest expense, net	(52.9)	—		(52.9)
Equity earnings (loss)	(4.8)	—		(4.8)
Gain from financing activities	24.7	—		24.7
Other	(0.1)	—		(0.1)

Income (loss) before income taxes	2.4	—		2.4
Total tax (expense) benefit	(3.1)	2.2	(b)	(0.9)

Net income (loss)	(0.7)	2.2		1.5
Less: Net income (loss) attributable to noncontrolling interests	2.0	6.0	(a)	8.0

Net income (loss) attributable to Targa Resources Corp	(2.7)	(3.8)		(6.5)
Dividends on Series A preferred stock	3.8	—		3.8

Net income (loss) attributable to common shareholders	$(6.5)	$(3.8)		$(10.3)

Net income (loss) per common share – basic	$(0.06)			$(0.06)

Net income (loss) per common share – diluted	$(0.06)			$(0.06)

Weighted average shares outstanding – basic	106.6	54.0	(c)	160.6
Weighted average shares outstanding – diluted	106.6	54.0	(c)	160.6

See accompanying notes to unaudited pro forma condensed combined financial statement

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations (the “Unaudited Pro Forma Statement”) gives effect to the Merger as an equity transaction. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016 gives effect to the Merger as if it had occurred on January 1, 2015.

This Unaudited Pro Forma Statement is presented for illustrative purposes only. The pro forma adjustments are based upon available information and the assumptions described below. The Unaudited Pro Forma Statement is not necessarily indicative of what the actual results of operations of TRC would have been if the Merger had in fact occurred on the dates or for the period indicated, nor do they purport to project the results of operations of TRC for any future periods or as of any date. The Unaudited Pro Forma Statement does not give effect to any cost savings, operating synergies, or revenue enhancements that may result from the Merger or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

The following is the estimated consideration for the Merger calculated using actual share amounts (in millions, except per unit/share amounts):

Total TRP Common Units exchanged (1)	168.6
TRC common share exchange ratio per TRP Common Unit	0.62
Total TRC common shares issued	104.5
TRC common share closing price on February 16, 2016 (2)	$17.25

Fair value of TRC common shares issued in exchange for TRP Common Units	$1,803.1

(1)	Reflects the number of TRP Common Units outstanding at market close on February 16, 2016 (i.e., the last trading day prior to the Merger close before the market opened on February 17, 2016).
(2)	The value of TRC shares issued in the Merger is based on the TRC closing price on the February 16, 2016 (i.e., the last trading price of TRC prior to transaction close which occurred prior to the market opening on February 17, 2016).

Note 2 - Pro Forma Adjustments and Assumptions

(a) Reclassifies net income previously allocated to noncontrolling interests related to publicly held TRP Common Units to net income attributable to TRC

(b) Reflects estimated income tax benefit using TRC’s statutory federal and state income tax rate of 37.11%. For the three months ended March 31, 2016, the amount reflects the income tax benefit on the income previously attributable to TRP’s noncontrolling interest holders that was not previously subject to corporate income taxes.

(c) Reflects impact on weighted average shares of the 104.5 million shares of TRC common stock issued in the Merger as if they were outstanding as of January 1, 2015.

4